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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Inverness Medical Innovations, Inc.
Waltham, MA

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement on Form S-4/A of Inverness Medical Innovations, Inc. (the "Company") of our reports dated March 1, 2007, relating to the consolidated financial statements and the effectiveness of the Company's internal control over financial reporting of the Company and subsidiaries, appearing in the Company's Annual Report on Form 10-K/A filed on March 26, 2007, for the fiscal year ended December 31, 2006.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

Boston, Massachusetts
November 9, 2007

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM